UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

LiqTech International, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+4544986000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

Underwriting Agreement with Konik Capital Partners, LLC

On June 4, 2026, LiqTech International, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Konik Capital Partners, LLC, a division of T.R. Winston & Company, LLC, acting as underwriter, relating to the issuance and sale of 20,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Offering”). The price to the public in the Offering is $1.00 per share, before underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an over-allotment option, exercisable for 45 days, to purchase up to 3,000,000 additional shares of common stock from the Company at the public offering price, less underwriting discounts and commissions.

On June 8, 2026, the parties closed on the issuance and sale of 20,000,000 shares of the Company’s common stock under the Underwriting Agreement. The net proceeds to the Company from the Offering are expected to be approximately $18.0 million, after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering (i) to repay the remaining $3.0 million of the aggregate principal amount of the Company’s senior promissory notes, including any accrued and unpaid interest thereon, after the cancellation by the Note Holders (as defined below) of $3.0 million of the aggregate principal amount of the senior promissory notes pursuant to the Debt Cancellation Agreement (as defined below) in a concurrent private placement, (ii) to repay the $1.1 million in aggregate principal amount of the Company’s 9.09% original issue discount promissory notes and (iii) for working capital and general corporate purposes. After the application of the net proceeds as described above there will be no senior promissory notes or 9.09% original issue discount promissory notes outstanding.

The Offering was made pursuant to the Company’s registration statement on Form S-1 (File No. 333-296258), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 1, 2026 under the Securities Act of 1933, as amended (the “Securities Act”). The Underwriter Warrants (as defined below) and the shares of common stock issuable upon exercise of the Underwriter Warrants were also registered under the registration statement on Form S-1.

The Underwriting Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Underwriting Agreement, the Company, and pursuant to separate lock-up agreements, the Company’s directors and officers, agreed, for a period of 90 days, subject to certain exceptions, not to offer, sell, pledge or otherwise dispose of the Common Stock and other of the Company’s securities that they beneficially own, including securities that are convertible into shares of Common Stock and securities that are exchangeable or exercisable for shares of Common Stock, without the prior written consent of the Underwriter.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the underwriter or its designees warrants (the “Underwriter Warrants”) to purchase up to a total of 4% of the shares of common stock sold in the Offering, including any shares of common stock sold pursuant to the underwriter’s over-allotment option. The Underwriter Warrants are exercisable at $1.25 per share (125% of the public offering price per share) for a three (3) year period ending June 8, 2029. The Underwriter Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e).

The foregoing summaries of the Underwriting Agreement and the Underwriter Warrants are qualified in their entirety by reference to the full text of such documents, copies of which are attached as Exhibit 1.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

As previously disclosed, on May 26, 2026, the Company entered into a Debt Cancellation Agreement (the “Debt Cancellation Agreement”) with affiliates of Bleichroeder L.P., 21 April Fund, L.P., and 21 April Fund, Ltd. (the “Note Holders”). On June 8, 2026, in connection with the Debt Cancellation Agreement, the Company and the Note Holders entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which at any time following the closing date of the Offering, the Note Holders may request that the Company prepare and file with the Commission a Registration Statement covering the resale of the shares of common stock issued to the Note Holders pursuant to the Debt Cancellation Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the text of the Registration Rights Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on May 26, 2026, the Company entered into the Debt Cancellation Agreement with the Note Holders. On June 8, 2026, in connection with the closing of the Offering and pursuant to the Debt Cancellation Agreement, the Company issued 3,000,000 shares to the Note Holders in exchange for the Note Holders cancelling $3.0 million of senior promissory notes in a concurrent private placement.

The shares were issued pursuant to the exemption provided in Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder. The shares were not registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.

Item 7.01. Regulation FD Disclosure.

On June 4, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

1.1	Underwriting agreement, dated June 4, 2026, by and between LiqTech International, Inc. and Konik Capital Partners, LLC, a division of T.R. Winston and Company, LLC
4.1	Form of Underwriter’s Warrant
10.1	Registration Rights Agreement, dated June 8, 2026, by and between LiqTech International, Inc. and affiliates of Bleichroeder L.P., 21 April Fund, L.P., and 21 April Fund, Ltd.
99.1	Press Release dated June 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: June 9, 2026	/s/Fei Chen
Fei Chen
Chief Executive Officer